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                                                                    Exhibit 23.2

                               ARTHUR ANDERSEN LLP

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report included in this registration statement and to the incorporation by reference in this registration statement of our report dated February 26, 1999 included in Pierce Leahy Corp.'s Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.


                                                         /s/ Arthur Andersen LLP


Philadelphia, Pa.,
November 18, 1999